CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 1999 included in this Form 10-K, into Vinings Investment Properties Trust's previously filed Registration Statement on Form S-8 (File No. 333-76487).


/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 27, 2000